Exhibit 99.1

FOR IMMEDIATE RELEASE

ABM Names SVP, Treasurer Scaglione as Chief Financial Officer

New York, NY – April 7, 2015 – ABM (NYSE:ABM), a leading provider of facility solutions, today announced the appointment of D. Anthony Scaglione as executive vice president and chief financial officer, effective immediately.

Anthony Scaglione, CFO

“Anthony brings the strengths we need as we drive the firm forward,” said Scott Salmirs, ABM president and chief executive officer. “In addition to his financial acumen, he has been instrumental in our M&A strategy and has a deep understanding of ABM and the facilities industry. His drive and curious nature inspire everyone around him. I couldn’t be more excited about his new role and the value he will add.”

Scaglione, 42, succeeds James S. Lusk, 58, who has served in that role since January 2008. Lusk will remain with the company for an interim period to ensure a smooth transition.

“This appointment is an honor for me at a time of great opportunity for ABM,” said Scaglione. “We are well positioned for success going forward and I look forward to continuing to work to build value for ABM’s clients and investors.”

Scaglione has served as ABM’s senior vice president, treasurer and mergers and acquisitions since January 2012, after having served as ABM’s vice president and treasurer from June 2009 to January 2012.

Salmirs said, “On behalf of the company, we thank Jim Lusk for his contributions to ABM through the years and wish him all the best. Jim has overseen our financial, risk management and IT operations skillfully as we achieved record results, enhanced our financial and reporting processes, and built out a strong finance team, including Anthony.”

Prior to joining ABM, among his other professional positions, Scaglione served in finance and treasury positions with CA Technologies from August 2005 through June 2009.

Scaglione currently serves as Chairman of the Board of the Association for Financial Professionals (AFP), the professional society that represents finance executives globally. He previously served as Chairman of its Audit Committee and a member of its Strategic Planning and Strategic Alliance Committees.

A graduate of Rutgers University with dual honors degrees in Finance and Accounting, Scaglione received his MBA from Fairleigh Dickinson University. He is a New York State Certified Public Accountant and a Certified Treasury Professional (CTP®).

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of $5 billion and approximately 118,000 employees in over 300 offices deployed throughout the United States and various international locations. ABM’s comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes — from schools and hospitals to the largest and most complex facilities, such as manufacturing plants and major airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management's anticipated results based on management's current plans and assumptions. Any number of factors could cause actual results to differ materially from those anticipated. These factors include, but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions provider platform, which focuses on vertical markets, may not generate the organic growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (4) our business success depends on our ability to preserve our long-term relationships with clients; (5) increases in costs that we cannot pass on to clients could affect our profitability; (6) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (7) our restructuring initiatives may not achieve the expected cost reductions; (8) our business success depends on retaining senior management and attracting and retaining qualified personnel; (9) we are at risk of losses stemming from accidents or other incidents at facilities in which we operate, which could cause significant damage to our reputation and financial loss; (10) negative or unexpected tax consequences could adversely affect our results of operations; (11) federal health care reform legislation may adversely affect our business and results of operations; (12) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (13) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (14) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (15) our business may be negatively affected by adverse weather conditions; (16) we are subject to business continuity risks associated with centralization of certain administrative functions; (17) our services in areas of military conflict expose us to additional risks; (18) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (19) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (20) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (21) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (22) we incur accounting and other control costs that reduce profitability; (23) any future increase in the level of our debt or in interest rates could affect our results of operations; (24) our ability to operate and pay our debt obligations depends upon our access to cash; (25) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (26) impairment of long-lived assets may adversely affect our operating results; (27) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (28) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (29) labor disputes could lead to loss of revenues or expense variations; (30) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; and (31) disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2014, and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is made, whether as a result of new information, future events or otherwise.

# # # END # # #

Contacts:
Investors & Analysts:	David Farwell (212) 297-9792 dfarwell@abm.com	Media:	Brett Knox (949) 330-1546 brett.knox@abm.com